Exhibit 99.02


The following describes the corrections made in the Annual Report on Form 10-K/A (Amendment No. 1) of Loews Corporation to numerical errors contained in the Registrant's Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 27, 2004. Corrections made to non-numerical typographical and similar errors are not described below.


Page 8 (Item 1; Business - CNA Financial Corporation) - In the schedule of gross written premiums by geographic concentration, in footnote (a) to the table, changed "2.1%" to "3.0%."

Page 10 (Item 1; Business - CNA Financial Corporation) - In the Schedule of Property and Casualty Loss Reserve Development, in the row Cumulative net paid as of: Two years later, under the 2001(d) column, changed "10,535" to "10,355."

Page 10 (Item 1; Business - CNA Financial Corporation) - In the Schedule of Property and Casualty Loss Reserve Development, in the row Total net (deficiency) redundancy, under the 2001(d) column, changed "(2,616)" to "(2,615)."

Page 34 (Item 7; Management's Discuss and Analysis of Financial Condition and Results of Operations ("MD&A") - Critical Accounting Estimates - Insurance Reserves) - Changed "4.0%" to "3.5%". The following sentence was also added immediately thereafter: "The reserve for unearned premiums on property and casualty and accident and health contracts represents the portion of premiums written to the unexpired terms of coverage."

Page 37 (Item 7; MD&A - Results of Operations - CNA Financial - 2003 Charges)
- in the table summarizing 2003 unfavorable prior accident year development, changed the after tax and minority interest amounts from "$1,281.0, $568.0 and $1,849.0" to "$1,154.6, $512.8 and $1,667.4."

Page 37 (Item 7; MD&A - Results of Operations - CNA Financial - 2003 Charges)
- in the table summarizing 2002 unfavorable prior accident year development, changed the after tax and minority interest amounts from "$17.0, $14.0 and $31.0" to "$15.2, $12.5 and $27.7."

Page 38 (Item 7; MD&A - Results of Operations - CNA Financial - 2003 Charges)
- in the table summarizing 2001 unfavorable prior accident year development, changed the after tax and minority interest amounts from "$1,356.0, $859.0 and $2,215.0" to "$1,186.6, $751.7 and $1,938.3."

Page 41 (Item 7; MD&A - Results of Operations - CNA Financial - Reinsurance) - in the seventh paragraph, changed "$377.0" to "$376.9."

Page 49 (Item 7; MD&A - Results of Operations - CNA Financial - Property and Casualty Segment) - in the table below the second paragraph, the following 2003 Ratios were corrected: Loss and loss adjustment expense - changed "95.1%" to "95.2%"; Expense - changed "40.9" to "39.9"; and Dividend - changed "1.6" to "1.5."

Page 49 (Item 7; MD&A - Results of Operations - CNA Financial - Property and Casualty Segment - 2003 Compared with 2002) - in the fourth paragraph, changed "$1,139.7" to "$1,139.4", in the fifth paragraph, changed "31.5 points" to "30.2 points" and changed "21.2 points" to "21.0 points;" and in the sixth paragraph which carries over to page 50, changed "$16,205.0" to "$19,714.0" and "$16,828.0" to "$13,319.0."

Page 54 (Item 7; MD&A - Results of Operations - CNA Financial - Property and Casualty Segment - 2003 Compared with 2002) - in the fifth paragraph, changed "9.8 points" to "8.8 points;" in the sixth paragraph, changed "$58.0" to "$62.0;" and in the seventh paragraph, changed "0.5 points" to "0.4 points."

Page 55 (Item 7; MD&A - Results of Operations - CNA Financial - Property and Casualty Segment - 2002 Compared with 2001) - in the second paragraph, changed "$1,198.1" to "$1,171.4," in the third paragraph, changed "$44.7" to "$209.0"
and changed "$26.8" to "$36.8;" and in the fourth paragraph, changed "$54.8" to "$54.5" and changed "39.4 points" to "39.1 points."

Page 59 (Item 7; MD&A - Results of Operations - CNA Financial - Other Insurance Segment - 2003 Compared with 2002) - in the second paragraph, changed "$499.5" to "$500.3."

Page 60 (Item 7; MD&A - Results of Operations - CNA Financial - Other Insurance Segment - 2002 Compared with 2001) - in the second paragraph, changed "$777.6" to "$739.2."

Page 103 (Item 7; MD&A - Supplemental Financial Information) - In the table under Condensed Statements of Cash Flow Information, inserted a row titled "Gain on disposal of discontinued operations" and moved "$(56.7)" to such row under the column 2003.

Page 123 (Notes to Consolidated Financial Statements; Note 2 - Investments) - in footnote (b) to the table, inserted "$116.4."

Page 155 (Notes to Consolidated Financial Statements; Note 9 - Claim and Claim Adjustment Expense Reserves - Net Prior Year Development - 2003 Net Prior Year Development) - in the fourth full paragraph, changed "$15.0" to "$16.0."

Page 173 (Notes to Consolidated Financial Statements; Note 18 - Benefit Plans)
- in the first table under reconciliation of change in plan assets, "(28.1)" moved from the Divestures row to the Curtailment row in the 2003 Pension Benefits column, and the Divestitures row was deleted. In addition, in the 2003 Other Postretirement Benefits column in such table, "13.9" was moved from the Curtailment row to the Plan participants' contributions row.

Page 200 (Notes to Consolidated Financial Statements; Note 24 - Consolidating Financial Information - Consolidating Statement of Operations Information) - The row titled "Intercompany charges" was deleted and the amounts previously included in such row were moved to the row "Other operating expenses."